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                                                                     EXHIBIT 4.5


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO AMERICAN COMMUNICATIONS SERVICES, INC. (THE "ISSUER"), OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a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

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE THE BENEFITS OF A WARRANT AGREEMENT DATED AS OF JULY 10, 1997 AMONG THE COMPANY, BT SECURITIES CORPORATION, ALEX. BROWN & SONS INCORPORATED AND THE OTHER PARTIES SIGNATORY THERETO, A COPY OF
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WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE,
ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF ONE SHARE OF PREFERRED STOCK AND ONE WARRANT ENTITLING THE HOLDER THEREOF TO PURCHASE INITIALLY 80.318 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF AMERICAN COMMUNICATIONS SERVICES INC., SUBJECT TO AN INCREASE OF 22.645 ADDITIONAL SHARES OF COMMON STOCK. PRIOR TO THE EARLIEST TO OCCUR OF (A) 90 DAYS AFTER THE ORIGINAL ISSUANCE OF THE UNITS, (B) SUCH EARLIER DATE AS MAY BE DETERMINED BY BT SECURITIES CORPORATION, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE PREFERRED STOCK.
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                     AMERICAN COMMUNICATIONS SERVICES, INC.


No.  (WarrantNo)                                          CUSIP No.  (CUSIPNo)
                                                          (NoWarrants)Warrants

                        WARRANTS TO PURCHASE COMMON STOCK

            This certifies that (Name), or its registered assigns, is the owner of the number of Warrants set forth above, each of which initially represents the right to purchase, after July 10, 1997, from AMERICAN COMMUNICATIONS SERVICES, INC., a Delaware corporation ("the Company"), 80.318 shares of Common Stock (each an "Initial Warrant Share"), par value $.01 per share, of the Company (the "Common Stock"), subject to an increase of 22.645 additional shares of Common Stock (the "Additional Warrant Shares" and, together with the Initial Warrant Shares, the "Warrant Shares") in the event the Company fails to raise net proceeds of at least $50 million through the issue and sale of its Qualified Stock (as defined in the Warrant Agreement) (other than preferred stock) on or before December 31, 1998 (the "Warrant Adjustment Date") at the purchase price (the "Exercise Price") of $7.15 per share of Common Stock (subject to adjustment as provided in the Warrant Agreement hereinafter referred to), upon surrender hereof at the office of The Chase Manhattan Bank or to its successor as the warrant agent under the Warrant Agreement hereinafter referred to (any such warrant agent being herein called the "Warrant Agent"), with the Subscription Form on the reverse hereof duly executed, with signature guaranteed as therein specified and simultaneous payment in full (by Fedwire or by certified or official bank or bank cashier's check payable to the order of the Company, or by a Cashless Exercise (as defined in the Warrant Agreement) equal to the Exercise Price of the Warrants being exercised) of the purchase price for the share(s) as to which the Warrant(s) represented by this Warrant Certificate are exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

            This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of July 10, 1997 (the "Warrant Agreement"), between the Company and The Chase Manhattan Bank, as Warrant Agent, and is subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part thereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Warrants. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.
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            Copies of the Warrant Agreement are on file at the office of the
Warrant Agent and may be obtained by writing to the Warrant Agent at the following address:

            The Chase Manhattan Bank
            450 West 33rd Street, 15th Floor
            New York, NY  10001-2697
            Attention:  Corporate Trust Administration Department

            The number of Common Shares purchasable upon the exercise of each Warrant and the price per share are subject to adjustment as provided in the Warrant Agreement. In the event the Company merges or consolidates with, or sells all or substantially all of its assets to, another person, each Warrant will, upon exercise, entitle the Holder thereof to receive the number of shares of capital stock or other securities or the amount of money and other property which the holder of a Warrant Share (or other securities or property issuable upon exercise of a Warrant) is entitled to receive upon completion of such merger, consolidation or sale.

            As to any final fraction of a share which the same Holder of one or more Warrant Certificates would otherwise be entitled to purchase upon exercise thereof in the same transaction, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

            All shares of Common Stock or other securities issuable by the Company upon the exercise of Warrants shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of such shares or of other securities deliverable upon exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Stock, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no tax or other charge is due.

            Subject to the restrictions on transfer set forth in Article VII of the Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in whole or in part, on the register of the Company maintained by the Warrant Agent for such purpose at its office in New York, New York, upon surrender of this Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the


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Warrant Agent duly executed, with signatures guaranteed as specified in the attached Form of Assignment, by the registered Holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and the Warrant Agent will deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred. Each taker and Holder of this Warrant Certificate, by taking and holding the same, consents and agrees that prior to the registration of transfer as provided in the Warrant Agreement, the Company and the Warrant Agent may treat the person in whose name the Warrants are registered as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding.

            This Warrant Certificate may be exchanged at the office of the Warrant Agent maintained for such purpose in New York, New York for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the Holder hereof shall designate at the time of such exchange.

            Prior to the exercise of the Warrants represented hereby, the Holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and shall not be entitled to receive any notice of any proceedings of the Company except as provided in the Warrant Agreement.

            This Warrant shall be void and all rights evidenced hereby shall cease at 5:00 p.m., New York time, on January 1, 2004, unless sooner terminated by the liquidation, dissolution or winding-up of the Company.


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            This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:

                                    AMERICAN COMMUNICATIONS SERVICES, INC.


                                    By:----------------------------------------
                                       Name:
                                       Title:

Countersigned:

The Chase Manhattan Bank,
  as Warrant Agent


By:-----------------------------
   Authorized Officer


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
                     FORM OF REVERSE OF WARRANT CERTIFICATE

                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)


To:

            The undersigned irrevocably exercise [_______] of the Warrants represented by the Warrant Certificate for the purchase of ___ (subject to adjustment) shares of Common Stock, par value $.01 per share, of AMERICAN
COMMUNICATIONS SERVICES, INC. and herewith makes payment of $[       ] (such
payment being by Fedwire or by certified or official bank or bank cashier's check payable to the order or at the direction of American Communications Services, Inc., or by a Cashless Exercise (as defined in the Warrant Agreement) equal to the Exercise Price per share at the date of exercise of the Warrants being exercised), all at the exercise price and on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Dated:                                 ----------------------------------------
                                       (Signature of Owner)


                                       ----------------------------------------
                                       (Street Address)


                                       ----------------------------------------
                                       (City)          (State)        (Zip Code)


                                       Signature Guaranteed By:

                                       ----------------------------------------


Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:
Street Address:
City, State and Zip Code:

                               FORM OF ASSIGNMENT


            FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name(s) of Assignee(s):_____________________________________________
Address:____________________________________________________________
No. of Warrants:____________________________________________________

Please insert social security or other identifying number of assignee(s):

and does hereby irrevocably constitute and appoint ______________ the undersigned's attorney to make such transfer on the books of _______________________ maintained for the purpose, with full power of substitution in the premises.

            In connection with any transfer of Warrants, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

[ ] (a) these Warrants are being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ](b) these Warrants are being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant Certificate and the Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent shall not be obligated to register the Warrants in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Article VIII of the Warrant Agreement shall have been satisfied.

Dated:                                 ________________________________________
                                       (Signature of Owner)

                                       ________________________________________
                                       (Street Address)

                                       ________________________________________
                                       (City)        (State)          (Zip Code)


                                       Signature Guaranteed By:

                                       ________________________________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing the Warrant(s) for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:________________


                  NOTE: To be executed by an executive officer


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